INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement on Form SB-2, of our report dated December 30, 2005, except for Note E, as to which the date is January 9,2006, and the second paragraph of Note I, as to which date is January 25,2006,with respect to our audit of the financial statements of Plaza Consulting Group, Inc. for the years ended October 31, 2005 and 2004, and to the reference to our firm under the heading “Experts” in the prospectus.

Kevane Grant Thornton LLP

San Juan, Puerto Rico
September 5, 2007